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                                                                    EXHIBIT 9(a)

                                     FORM OF
               AMENDMENT TO TRANSFER AGENCY AND SERVICES AGREEMENT

         This AMENDMENT, dated as of the_____ day of _________, 1998, is made by and between Alleghany Funds (formerly known as CT&T Funds), a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and First Data Investor Services Group, Inc. ("First Data"), a Massachusetts corporation (collectively, the "Parties").
                                WITNESSETH THAT:
         WHEREAS, the Trust and First Data have entered into an agreement dated June 1, 1997, wherein First Data agreed to provide stock transfer agency, shareholder services and related other services to the Trust ("Transfer Agency and Services Agreement"); and
         WHEREAS, the Parties wish to amend the Transfer Agency and Services Agreement to include under its terms an additional separate series of shares identified as: Chicago Trust Small Cap Growth Fund;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:
         1. To amend Exhibit "1" to the Transfer Agency and Services Agreement in the form attached hereto as Exhibit "1".
         This Agreement shall take effect upon the date which the amendment to the registration statement of the Trust registering Chicago Trust Small Cap Growth Fund becomes effective.
         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one type written page, together with Exhibit "1", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


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Alleghany Funds                         First Data Investor Services Group, Inc.


By:  Kenneth C. Anderson, President                           By:


Attest:  Gerald F. Dillenburg, V.P.                           Attest:


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                                   EXHIBIT "1"

                           AS OF ______________, 1998



                               LIST OF PORTFOLIOS

                           Montag & Caldwell Growth Fund
                           Chicago Trust Growth & Income Fund
                           Chicago Trust Talon Fund
                           Chicago Trust Balanced Fund
                           (formerly  known as Chicago  Trust  Asset  Allocation
                           Fund) Montag & Caldwell Balanced Fund Chicago Trust Bond Fund Chicago Trust Municipal Bond Fund Chicago Trust Money Market Fund Chicago Trust Small Cap Growth Fund